Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor inquiries:

Karen Greene

Actua

Investor Relations

610.727.6900

IR@actua.com

Actua Files Certificate of Dissolution After Receiving Stockholder Approval

Company’s common stock will cease trading on the OTCQB Market and the Company’s transfer books will be closed as of the close of business on April 19, 2018

Radnor, PA – (April 19, 2018) – On April 19, 2018, Actua Corporation (OTCQB: ACTA) filed a Certificate of Dissolution with the State of Delaware in accordance with the Plan of Dissolution that was adopted by the Company’s Board of Directors on January 18, 2018 and approved by the Company’s stockholders on April 18, 2018. As of the close of business on April 19, 2018 (the “Effective Time”), the Company’s common stock will cease trading on the OTCQB Market and the Company’s transfer books will be closed. After the Effective Time, the Company will not record any further transfers of its common stock except transfers by will, intestate succession or operation of law and transfers initiated prior to the Effecitve Time, which will be allowed to settle even if those transfers would not settle until after the Effective Time. The Effective Time will also serve as the final record date for purposes of any future cash distributions to stockholders.

Following the Effective Time, the Company expects that it will no longer file Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q, beginning with the Quarterly Report on Form 10-Q that the Company would otherwise file for the three months ended March 31, 2018. However, the Company will continue to disclose any material developments relating to the wind-down of its operations by filing Current Reports on Form 8-K until the time of its final liquidation.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the valuation of our remaining non-cash assets by analysts, investors and other market participants, the effect of economic conditions generally, developments in the markets in which our remaining minority-held businesses operate, the impact of any potential acquisitions, dispositions or other strategic transactions (including in connection with the negotiation, execution and consummation thereof), our ability to manage capital resources effectively, our ability to monetize our remaining minority investments and otherwise execute on our plan of dissolution, and other risks and uncertainties detailed in Actua’s filings with the SEC. These and other factors may cause actual results to differ materially from those projected.

# # #